                                                                      Exhibit 99
[Signature Brands Letterhead]

FOR IMMEDIATE RELEASE

                    CONTACTS:
                        FINANCIAL/IR               MARKETING/PR
                        Steven M. Billick          Torrey A. Glass
                        SVP/CFO                    SVP/Marketing & Sales
                        (216) 542-4202             (216) 542-4205

                    SIGNATURE BRANDS NAMES MEETA VYAS AS CEO

                   GE Appliances Veteran to Focus on Growth Of
            Mr. Coffee(R), Health o meter(R) and Pelouze(R) Brands

CLEVELAND, August 12, 1997 - Signature Brands USA, Inc. [NASDAQ:SIGB] today announced that Meeta Vyas has been named Vice Chairman and Chief Executive Officer, replacing Peter C. McC. Howell, who left to pursue other interests. At the same time, the company said that Thomas R. Shepherd, a Managing Director of Thomas H. Lee Company and former President of Sylvania's Lighting Products Group, was named Chairman of Signature Brands. Thomas H. Lee Company is the Company's largest shareholder.

        "Meeta Vyas is a superb candidate to grow an exciting consumer brands franchise that includes Mr. Coffee(R) and Health o meter(R)," said Mr. Shepherd. "Her experience at General Electric -- ranging from strategic planning and new product development to global sourcing and hands-on operating control of GE's important kitchen appliance business - will serve her well as we seek to grow two of the best-known consumer brands in the U.S. and add other brands to these core assets."

        Ms. Vyas came to Signature after more than six years in senior management positions at General Electric Company. Most recently, she was General Manager, GE Corporate Business Development, with responsibility

Signature Brands USA, Inc.
August 12, 1997
Page 2

for global strategic planning for GE Capital and new product introductions for GE. She was previously General Manager of GE Appliances, with profit and loss responsibility for kitchen products. Ms. Vyas also spent more than three years at McKinsey & Co. developing strategies for clients in such areas as new technologies, acquisitions, logistics, post-merger integration and overseas investments.

        Signature Brands USA, Inc., formerly Health o meter Products, Inc., is a leading manufacturer of a comprehensive line of consumer and professional products. The company's consumer products, marketed under the Mr. Coffee(R) and Health o meter(R) brand names, include automatic drip coffee makers, tea makers, filters, water filtration products, accessories and other kitchen countertop appliances, as well as bath, kitchen and diet scales and therapeutic devices. Professional products include the Pelouze(R) and Health o meter(R) brands of office, food service and medical scales.